Exhibit 16(i)


                                  CROWE CHIZEK



February 7, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

We have read Item 4 of Form 8-K dated February 7, 2003 of Royal Waterlily, Inc. and are in agreement with the statements contained in the first three paragraphs under item 4. We have no basis to agree or disagree with other statements of the registrant contained therein.

                                        /s/ Crowe, Chizek and Company LLP
                                        ------------------------------------
                                        Crowe, Chizek and Company LLP

Oak Brook, Illinois









Crowe, Chizek and Company LLP One Mid American Plaza P.O. Box 3697 Oak Brook, Illinois 60522-3697 Ph: (630) 574-7878 Fax: (630) 574-1608